UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2024

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.0001 per share	The New York Stock Exchange	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 3, 2024, Gulfport Energy Corporation (“Gulfport”) issued a press release announcing the commencement of an offering by Gulfport Energy Operating Corporation, a wholly owned subsidiary of Gulfport (the “Company”), of $500 million aggregate principal amount of Senior Notes due 2029 (the “Offering”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 3, 2024, Gulfport also issued a press release announcing the commencement by the Company of a cash tender offer to purchase (the “Tender Offer”) any and all of the outstanding 8.0% Senior Notes due 2026 (the “Tender Notes”). The Tender Offer is being made pursuant to the terms and conditions described in the Company’s Offer to Purchase, dated September 3, 2024 (the “Offer to Purchase”), including the Company’s completion of a contemporaneous debt financing by the Company on terms and conditions (including, but not limited to, the amount of proceeds raised in such financing) satisfactory to the Company and Gulfport. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Substantially concurrently with the completion of the Offering, the Company expects to close an amendment to its existing revolving credit facility to, among other things, (i) increase elected commitments to $1,000 million, (ii) extend the maturity date to four years from the closing of the amendment, (iii) decrease pricing and (iv) increase the maximum permitted net funded leverage ratio. The amendment becoming effective is conditioned upon customary conditions. There can be no assurance that such amendment will be entered into on the anticipated terms or timeframe, or at all, and the Offering is not conditioned upon the effectiveness of such amendment.

The information in the press releases is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press releases will not be incorporated by reference into any registration statement filed by Gulfport under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the terms and timing for completion of the amendment to the revolving credit facility, the Offering and the Tender Offer, including the acceptance for purchase of any Tender Notes validly tendered and the expected expiration time and the satisfaction or waiver of certain conditions of the Tender Offer, conditions in financial markets, investor response to the Offering and the Tender Offer, and other risk factors as detailed from time to time in Gulfport Energy Corporation’s reports filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Gulfport Energy Corporation, dated September 3, 2024, announcing the Offering.

99.2	Press release of Gulfport Energy Corporation, dated September 3, 2024, announcing the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 3, 2024	By:	/s/ Michael Hodges
Michael Hodges
Chief Financial Officer

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